Exhibit 99.1

Cambium Learning Group Announces Second Quarter Earnings

Company’s Learning A–Z Subscription Business Delivers Historically

High Second Quarter Order Volumes

DALLAS, August 13, 2014—Cambium Learning® Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential by providing evidence-based solutions and expert professional services, announced today its financial results for the second quarter of 2014.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2014	2013	$ Change	2014	2013	$ Change
GAAP net revenues	$36.2	$42.8	$(6.5)	$67.3	$74.2	$(6.9)
GAAP net income (loss)	(1.3)	0.4	(1.7)	(7.9)	(8.6)	0.8
EBITDA	8.6	10.7	(2.1)	12.0	11.2	0.8
Adjusted EBITDA	9.1	11.2	(2.1)	12.7	13.4	(0.7)
Cash income (loss)	0.5	5.4	(5.0)	(9.2)	(2.9)	(6.3)

Company-wide order volumes for the six months ended June 30, 2014 were down 16% compared with the same period of 2013. Order volume changes by segment were as follows:

•	Learning A–Z increased 19%

•	ExploreLearning® decreased 11%

•	Voyager Sopris Learning™ decreased 26%

•	Kurzweil Education™ decreased 31%

“Though our first half results were sluggish in three of our four segments and we were impacted by some instability with respect to the support of Common Core, we are now seeing many of our sales opportunities come to fruition,” said John Campbell, chief executive officer of Cambium Learning Group, Inc. “For the month of July, all four segments had order volumes ahead of last year as we increased our ability to leverage technology to help all students reach their potential. We will continue to make investments in best-of-breed solutions that enable students to do well in the more rigorous testing environment.”

The Company continues to execute its strategy to shift resources to subscription and technology-enabled products. For the first six months of 2014, 48% of order volumes were generated by technology-enabled products versus 34% for the first six months of 2013.

Learning A–Z delivered a historically high second quarter order volume, continuing its trend of double-digit growth rates due to quality content, award-winning technology, and ongoing strategic investments. Although ExploreLearning order volumes for the first half of the year were impacted by timing of deals, this segment achieved its highest monthly sales order volume ever in July 2014, and is expected to see low double-digit order volume growth for the full year 2014. For the first half of 2014, Voyager Sopris Learning and Kurzweil Education continued to show order volume declines as reductions in legacy products are outpacing gains from newer technology-enabled solutions. Order volumes for Voyager Sopris Learning and Kurzweil Education are expected to decline for the full year 2014 versus 2013.

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Other highlights include:

•	Overall, GAAP net revenues for the six months ended June 30, 2014 decreased by 9% to $67.3 million compared with $74.2 million for the same period in 2013. GAAP net revenues by segment for the six months ended June 30, 2014, and the change from the comparable period in 2013, were as follows:

•	Learning A–Z—$20.7 million, increased $5.0 million or 32%

•	ExploreLearning—$9.0 million, increased $1.2 million or 16%

•	Voyager Sopris Learning—$33.7 million, decreased $12.1 million or 27%

•	Kurzweil Education—$3.9 million, decreased $1.0 million or 21%

•	In April 2014, the Company completed the sale of its IntelliTools product line for $0.8 million.

•	Adjusted EBITDA was $12.7 million for the first six months of 2014, down $0.7 million from $13.4 million in 2013. Most of the revenue decline was overcome by increasing contributions from the Company’s higher margin technology products, as well as lower costs in the Voyager Sopris Learning segment attributable to last year’s efforts to right-size costs in slower-growing areas of the Company.

•	Cash Income (Loss) was $(9.2) million in the first half of 2014 compared to $(2.9) million in the first half of 2013, impacted by lower order volumes and increased capital expenditures as the Company continues to invest in the development of technology-enabled products that meet the needs of the market.

•	The Company has cash and cash equivalents of $29.7 million on the balance sheet as of June 30, 2014. During the six months ended June 30, 2014, cash used in operations was $16.3 million, cash used in investing activities was $11.2 million, including $3.6 million related to the December 2013 Headsprout® acquisition, and cash used in financing activities was $10.9 million. During the first half of 2014, the Company repurchased $10.0 million aggregate principal amount of its 9.75% senior secured notes due 2017 for approximately $10.1 million.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant purchase accounting, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.

About Cambium Learning Group, Inc.

Cambium Learning® Group is a leading educational solutions and services company that is committed to helping all students reach their full potential by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company is composed of four business units: Voyager Sopris Learning™ (www.voyagersopris.com), Learning A–Z (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), and Kurzweil Education™ (www.kurzweiledu.com). Together, these business units provide best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; breakthrough technology solutions for online learning and professional support; valid and reliable assessments; and proven materials to support a positive and safe school environment. Cambium Learning Group, Inc. (ABCD), is based in Dallas, Texas. For more information, please visit www.cambiumlearning.com

Media and Investor Contact:

Barbara Benson

Cambium Learning Group, Inc.

investorrelations@cambiumlearning.com

Cambium Learning Group/Page 3

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K–12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

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Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net revenues	$36,243	$42,786	$67,323	$74,215
Cost of revenues:
Cost of revenues	9,930	12,647	18,941	24,050
Amortization expense	4,438	4,281	8,518	7,988

Total cost of revenues	14,368	16,928	27,459	32,038
Research and development expense	2,598	2,528	5,345	4,859
Sales and marketing expense	10,083	11,715	20,665	22,048
General and administrative expense	4,457	4,880	9,637	11,673
Shipping and handling costs	404	399	600	698
Depreciation and amortization expense	1,036	1,220	2,100	2,436
Embezzlement-related expense	—	115	—	115

Total costs and expenses	32,946	37,785	65,806	73,867
Income before interest, other income (expense) and income taxes	3,297	5,001	1,517	348
Net interest expense	(4,420)	(4,679)	(9,158)	(9,255)
Loss on extinguishment of debt	(357)	—	(570)	—
Other income, net	215	211	430	430

Income (loss) before income taxes	(1,265)	533	(7,781)	(8,477)
Income tax expense	(23)	(102)	(94)	(170)

Net income (loss)	$(1,288)	$431	$(7,875)	$(8,647)

Net income (loss) per common share:
Basic	$(0.03)	$0.01	$(0.17)	$(0.18)
Diluted	$(0.03)	$0.01	$(0.17)	$(0.18)
Average number of common shares and equivalents outstanding:
Basic	45,641	47,357	45,663	47,377
Diluted	45,641	47,637	45,663	47,377

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Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	As of
	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,674	$67,993
Accounts receivable, net	16,929	15,767
Inventory	7,468	9,221
Restricted assets, current	1,462	1,343
Other current assets	6,545	6,873

Total current assets	62,078	101,197
Property, equipment and software at cost	47,307	43,224
Accumulated depreciation and amortization	(26,936)	(22,909)

Property, equipment and software, net	20,371	20,315

Goodwill	47,842	47,842
Acquired curriculum and technology intangibles, net	6,924	8,719
Acquired publishing rights, net	3,734	4,705
Other intangible assets, net	5,242	6,251
Pre-publication costs, net	14,514	13,401
Restricted assets, less current portion	4,749	5,492
Other assets	9,746	8,288

Total assets	$175,200	$216,210

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Cambium Learning Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	As of
	June 30, 2014	December 31, 2013
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations, current	$1,046	$995
Accounts payable	2,192	1,301
Accrued expenses	17,743	25,279
Deferred revenue, current	37,791	53,532

Total current liabilities	58,772	81,107

Long-term liabilities:
Long-term debt	164,596	174,491
Capital lease obligations, less current portion	1,488	2,019
Deferred revenue, less current portion	8,393	7,829
Other liabilities	12,982	13,954

Total long-term liabilities	187,459	198,293

Stockholders’ equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at June 30, 2014 and December 31, 2013)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 51,244 and 51,208 shares issued, and 44,910 and 45,042 shares outstanding at June 30, 2014 and December 31, 2013, respectively)	51	51
Capital surplus	283,965	283,673
Accumulated deficit	(340,570)	(332,695)
Treasury stock at cost (6,334 and 6,166 shares at June 30, 2014 and December 31, 2013, respectively)	(12,448)	(12,147)
Accumulated other comprehensive loss:
Pension and postretirement plans	(2,029)	(2,072)

Accumulated other comprehensive loss	(2,029)	(2,072)

Total stockholders’ equity (deficit)	(71,031)	(63,190)

Total liabilities and stockholders’ equity (deficit)	$175,200	$216,210

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Reconciliation Between Net Income (Loss) and Cash Income for the Three Months Ended June 30, 2014 and 2013

(Unaudited)

	Three Months Ended June 30,
(in thousands)	2014	2013
Net income (loss)	$(1,288)	$431
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	5,474	5,501
Net interest expense	4,420	4,679
Income tax expense	23	102

Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	8,629	10,713
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(215)	(211)
Loss on extinguishment of debt	357	—
Merger, acquisition and disposition activities	193	156
Stock-based compensation and expense	136	362
Embezzlement-related expense	—	115
Adjustments related to purchase accounting	—	9
Adjustments to CVR liability	—	19

Adjusted EBITDA	9,100	11,163
Change in deferred revenues	(4,712)	(1,605)
Change in deferred costs	463	67
Capital expenditures	(4,374)	(4,182)

Cash income	$477	$5,443

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Reconciliation Between Net Loss and Cash Income (Loss) for the Six Months Ended June 30, 2014 and 2013

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2014	2013
Net loss	$(7,875)	$(8,647)
Reconciling items between net loss and EBITDA:
Depreciation and amortization expense	10,618	10,424
Net interest expense	9,158	9,255
Income tax expense	94	170

Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	11,995	11,202
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(430)	(430)
Loss on extinguishment of debt	570	—
Merger, acquisition and disposition activities	343	314
Stock-based compensation and expense	248	591
Embezzlement-related expense	—	115
Adjustments related to purchase accounting	—	38
Adjustments to CVR liability	—	74
Management transition	—	1,501

Adjusted EBITDA	12,726	13,405
Change in deferred revenues	(15,136)	(9,529)
Change in deferred costs	1,563	1,204
Capital expenditures	(8,360)	(7,974)

Cash income (loss)	$(9,207)	$(2,894)